EXHIBIT 10.2

GUARANTY SUPPLEMENT

This Guaranty Supplement is dated as of June 4, 2025, and given by Nevro Corp.,  a Delaware corporation (the “New Guarantor”), in favor of the Administrative Agent. Reference is made to the Guaranty dated as of September 27, 2023, made by each Guarantor party thereto, in favor of the Administrative Agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty”). Capitalized terms used and not defined herein shall have the meanings given to them in the Guaranty.

By its execution below, the New Guarantor (a) agrees to become, and does hereby become, a Guarantor and agrees to be bound by the Guaranty as if originally a party thereto and (b) represents and warrants as to itself that all of the representations and warranties in Section 1 of the Guaranty are true and correct in all respects as of the date hereof. The New Guarantor shall comply with all obligations of a Guarantor under the Guaranty.

IN WITNESS WHEREOF, the New Guarantor has executed and delivered this Guaranty Supplement as of the date first above written.

Nevro Corp., a Delaware corporation

By: /s/ KEITH PFEIL
Name: Keith Pfeil
Title: Chief Financial Officer and Chief Operating Officer